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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated November 19, 2004 (with respect to the sixth paragraph of Note 7, December 3, 2004) on our audit of the consolidated financial statements of Xenonics Holdings, Inc. and subsidiaries as of September 30, 2004 and for the year then ended in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Eisner LLP

New York, New York
March 7, 2005